                                PROMISSORY NOTE

                                                                   EXHIBIT 10.19

$800,000.00                                                    February 10, 1998
                                                            San Jose, California

     FOR VALUE RECEIVED, the undersigned hereby promises to pay to Verilink Corporation ("Verilink"), at San Jose, California, the principal sum of Eight Hundred Thousand Dollars ($800,000), plus interest thereon at a rate of five percent (5%) per annum from September 16, 1993, payable at maturity. Principal and accrued interest shall be paid in full on or before September 16, 1999. This Promissory Note supersedes the Promissory Note in like amount executed by the undersigned on September 16, 1993.

     Upon the occurrence of any such of the following events, the undersigned shall be deemed to be in default hereunder (a "Default"):

     (a) commencement of any bankruptcy, insolvency arrangement, reorganization or other debtor-relief proceedings by or against the undersigned; or

     (b)  failure of the undersigned to pay principal hereunder when due.

     Upon a default, Verilink may, at its election and without demand or notice of any kind, which are hereby waived, declare the unpaid principal and accrued interest due under this Promissory Note immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by this Promissory Note or by law.

     The undersigned's obligations under this Promissory Note shall be secured by a pledge by the undersigned of 130,398 shares of Verilink common stock held by Leigh S. Belden and Deborah Tinker Belden, Trustees U/A Dated December 9, 1988. In the event of any default hereunder, Verilink's remedies shall be limited to those of a secured party under the California Commercial Code; provided, however, that this Promissory Note shall be recourse to the undersigned only with respect to the pledged shares and the undersigned shall have no personal liability under this Promissory Note.

     In the event of any proceeding to enforce the undersigned's obligations hereunder, the prevailing party shall be entitled to recover attorney's fees and costs.

     This Promissory Note shall be governed by the laws of the State of California.



                              /s/ LEIGH S. BELDEN
                              ----------------------------
                              Leigh S. Belden